Exhibit 1.2

                                                --------------------------------
  For Ministry Use Only                         Ontario Corporation Number
A l'usage exclusif du ministere                 Numero de la societe en Ontario

[Stamp of Ministry of Consumer                              1608557
and Ontario Business Services                   --------------------------------
CERTIFICATE
This is to certify that these
articles are effective on June
7, 2005.
(signed) Director
Business Corporations Act]


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------------------ -----------------------------------------------------------------------------------------------------
                                                        ARTICLES OF INCORPORATION
                                                           STATUTS CONSTITUTIFS

     Form 3        1.  The name of the corporation is:  (Set out in BLOCK CAPITAL LETTERS)
    Business
  Corporations         Denomination sociale actuelle de la societe:  (ecrire en LETTRES MAJUSCULES SEULEMENT)
       Act

    Formule 3
   Loi sur les
  societes par
     actions

                       HEMOSOL CORP./CORPORATION HEMOSOL

                   2.   The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)

                        Nouvelle denomination sociale de la societe (s'il y a lieu) (ecrire en LETTRES MAJUSCULES SEULEMENT):





                   3.   Date of incorporation/amalgamation:

                        Date de la constitution ou de la fusion:

                                                                2004-02-24
                   -----------------------------------------------------------------------------------------------------
                                                           (Year, Month, Date)
                                                           (annee, mois, jour)

                   4.    COMPLETE  ONLY IF THERE IS A CHANGE IN THE  NUMBER OF  DIRECTORS  OR THE  MINIMUM / MAXIMUM
                         NUMBER OF DIRECTORS.  II FAUT REMPLIR CETTE PARTIE  SEULEMENT SI LE NOMBRE  D'ADMINISTRATEURS
                         OU SI LE NOMBRE MINIMAL OR MAXIMAL D'ADMINISTRATEURS A CHANGE

                                                    ----- --------------------------------------------------------------
                   Number of directors is/are:      or    minimum and maximum number of directors is/are:
                   Nombre d'administrateurs:

                                                    ou    nombres minimum et maximum d'administrateurs:
                   Number:                          or    minimum and maximum
                   Nombre                           ou    minimum et maximum




                   5.   The articles of the corporation are amended as follows:
                       Les statuts de la societe sont modifies de la facon suivante:

                        See page 1A annexed thereto.
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     (a)  the issued and outstanding common shares of the Corporation are changed by consolidating all of the issued and outstanding common shares of the Corporation on the basis of one post-consolidation share for every four pre-consolidation shares;

     (b) in the event that the consolidation would otherwise result in the issuance of a fractional share, no fractional share shall be issued and all fractional entitlements will be cancelled; and

     (c) the effective date of such consolidation shall be the date shown in the certificate of amendment issued by the Director appointed under the Business Corporation Act (Ontario).


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6.   The amendment has been duly authorized as required by sections 168 and 170
     (as applicable) of the Business Corporations Act.

     La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societe par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on:

          Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le

                                   2005-Jun-07
 -------------------------------------------------------------------------------
                               (Year, Month, Date)
                               (annee, mois, jour)

                     These articles are signed in duplicate.
             Les presents statuts sont signes en double exemplaire.

                        HEMOSOL CORP./CORPORATION HEMOSOL
 -------------------------------------------------------------------------------
                              (Name of Corporation)
      (If the name is to be changed by these articles set out current name)

                      (Denomination sociale de la societe)
           (Si l'on demande un changement de nom, indiquer ci-dessus
                       la denomination sociale actuelle).

    By/
    Par:

    (signed) Jonathan Wolch                         Assistant Secretary
----------------------------------- --------------------------------------------

        (Signature)
        (Description of Office)

        (Signature)
        (Fonction)